UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 2, 2011

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CLEAR CHANNEL OUTDOOR HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	1-32663	86-0812139
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

200 East Basse Road
San Antonio, Texas 78209
(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 832-3700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

    On October 2, 2011, CC Media Holdings, Inc. (“CCMH”), a Delaware corporation and the indirect parent of Clear Channel Outdoor Holdings, Inc. (“CCOH”), announced the appointment of Robert Pittman, 57, as Chief Executive Officer and a member of the board of directors of CCMH (the “CCMH Board”).  Mr. Pittman also was appointed to serve as Chief Executive Officer and a member of the board of directors of Clear Channel Communications, Inc. (“CCU”), an indirect subsidiary of CCMH.  Upon his appointment, the “Office of the Chief Executive Officer” of CCMH and CCU ceased to exist, and Thomas W. Casey will continue in his role as Executive Vice President and Chief Financial Officer of CCMH and CCU and Robert H. Walls, Jr. will continue in his role as Executive Vice President, General Counsel and Secretary of CCMH and CCU.  Mr. Pittman also was appointed to serve as Executive Chairman and a member of the board of directors of CCOH.  The appointments became effective on October 2, 2011.  Mr. Casey, CCOH’s Executive Vice President and Chief Financial Officer, and Mr. Walls, CCOH’s Executive Vice President, General Counsel and Secretary, will continue to serve in the “Office of the Chief Executive Officer” of CCOH and perform the function of the Chief Executive Officer and President of CCOH.  Ronald Cooper, CCOH’s Chief Executive Officer - Americas, and William Eccleshare, CCOH’s Chief Executive Officer - International, will report to Mr. Pittman.

    Since November 2010, Mr. Pittman has served as Chairman of Media and Entertainment Platforms for CCMH.  Mr. Pittman has been a member of, and an investor in, Pilot Group Manager, LLC, Pilot Group GP, LLC and Pilot Group LP, a private equity partnership, since April 2003, and Pilot Group II GP, LLC and Pilot Group II LP, a private equity partnership, since 2006. Mr. Pittman was formerly Chief Operating Officer of AOL Time Warner, Inc. from May 2002 to July 2002. He also served as Co-Chief Operating Officer of AOL Time Warner from January 2001 to May 2002, and, earlier, as President and Chief Operating Officer of America Online, Inc. from February 1998 to January 2001.  There are no arrangements or understandings between Mr. Pittman and any other person pursuant to which he was selected as Chief Executive Officer and there are no related party transactions between Mr. Pittman and CCMH, CCU or CCOH, except as described below.  Mr. Pittman will remain a member of the Pilot Group entities listed above.

Employment Agreement

    On October 2, 2011, CCMH entered into an employment agreement (the “Employment Agreement”) with Mr. Pittman which supersedes the consulting agreement Mr. Pittman previously entered into with CCMH and Pilot Group Manager LLC, dated November 15, 2010.  The Employment Agreement has an initial term (the “Initial Term”) that ends on December 31, 2016 and thereafter provides for automatic 12-month extensions, beginning on January 1, 2017, unless either CCMH or Mr. Pittman gives prior notice electing not to extend the Employment Agreement.

    Mr. Pittman will receive a base salary at a rate no less than $1,000,000 per year, which shall be increased at the discretion of CCMH's Board or its Compensation Committee.  Mr. Pittman will also have the opportunity to earn an annual performance bonus for the achievement of reasonable performance goals established annually by the CCMH Board or its Compensation Committee after consultation with Mr. Pittman.   The aggregate target performance bonus that may be earned when all of Mr. Pittman’s performance objectives are achieved will be not less than $1,650,000.  The Employment Agreement also entitles Mr. Pittman to participate in all pension, profit sharing, and other retirement plans, all incentive compensation plans, and all group health, hospitalization and disability or other insurance plans, paid vacation, sick leave and other employee welfare benefit plans in which other similarly situated employees of CCMH may participate.  During the term of his employment, CCMH will make an aircraft (which, to the extent available, will be a Dassault-Breguet Mystere Falcon 900) available to Mr. Pittman for his business and personal use and will pay all costs associated with the provision of the aircraft.  If a company aircraft is not available due to service or maintenance issues, CCMH will charter a private aircraft for Mr. Pittman's business and personal use.  CCMH will make a car and driver available for Mr. Pittman's business and personal use in and around the New York area as well as anywhere else on company business.  CCMH will reimburse Mr. Pittman for up to $25,000 of legal fees in connection with the negotiation of the Employment Agreement and ancillary documents.  The Employment Agreement also contains customary confidentiality, non-competition and non-solicitation provisions.

    If Mr. Pittman’s employment with CCMH is terminated by CCMH without Cause (as defined in the Employment Agreement), if Mr. Pittman terminates his employment for Good Cause (as defined in the Employment Agreement) or if Mr. Pittman’s employment is terminated without Cause by CCMH following its notice of non-renewal after the Initial Term, CCMH shall pay to Mr. Pittman a lump sum amount equal to Mr. Pittman's accrued and unpaid base salary, any earned bonus and any payments to which he may be entitled under any applicable employee benefit plan according to the terms of such plans and policies.  In addition, if Mr. Pittman has signed and returned (and has not revoked)  a severance agreement and general release of claims in a form and manner satisfactory CCMH (the "Release") by the sixtieth (60th) day following the date of his termination, CCMH will (i) pay to Mr. Pittman, in periodic ratable installment payments twice per month over a period of two years following such date of termination in accordance with ordinary payroll practices and deductions in effect on the date of termination, an aggregate amount equal to two times the sum of Mr. Pittman's base salary and target bonus, (ii) reimburse Mr. Pittman for all COBRA premium payments paid by Mr. Pittman for continuation of healthcare coverage during the 18-month period following the date of Mr. Pittman's termination and (iii) pay to Mr. Pittman his prorated performance bonus, based on actual results for such year payable at the same time bonuses for such year are paid to other senior executives of CCMH; provided that no payments shall be made until the 60th day following the date of Mr. Pittman's termination (with the first payment including all amounts that would otherwise have been made prior to such date).

    If Mr. Pittman's employment with CCMH is terminated due to Mr. Pittman's death or disability, CCMH will pay to Mr. Pittman or to his designee or estate (i) a lump sum equal to Mr. Pittman's accrued and unpaid base salary, (ii) any earned but unpaid performance bonus for the previous year, (iii) Mr. Pittman's prorated performance bonus, based on actual results for such year payable at the same time bonuses for such year are paid to other senior executives of CCMH; and (iv) any payments to which Mr. Pittman's spouse, beneficiaries or estate may be entitled under any applicable employee benefit plan (according to the terms of such plans and policies).  If Mr. Pittman or his estate has signed and returned (and has not revoked) the Release by the sixtieth (60th) day following Mr. Pittman's date of termination, CCMH will reimburse Mr. Pittman or his estate for all COBRA premium payments paid by Mr. Pittman or his estate for continuation of healthcare coverage during the 18-month period following Mr. Pittman's date of termination; provided that no payments shall be made until the 60th day following Mr. Pittman's date of termination (with the first payment including all amounts that would otherwise have been made prior to such date).

    If Mr. Pittman terminates his employment without Good Cause or elects not to renew his employment, CCMH shall pay Mr. Pittman in a lump sum an amount equal to Mr. Pittman’s accrued and unpaid base salary, any earned but unpaid bonus for the previous year and any payments to which Mr. Pittman may be entitled under any applicable employee benefit plan (according to the terms of such plans and policies).  If CCMH terminates Mr. Pittman’s employment for Cause, CCMH shall pay Mr. Pittman in a lump sum an amount equal to Mr. Pittman’s accrued and unpaid base salary and any payments to which Mr. Pittman may be entitled under any applicable employee benefit plan (according to the terms of such plans and policies).

    The Employment Agreement amends that certain Stock Purchase Agreement (the “Purchase Agreement”), dated November 15, 2010, by and among CCMH, Clear Channel Capital IV, LLC, Clear Channel Capital V, L.P., and Pittman CC LLC with respect to certain repurchase rights in favor of CCMH and its affiliates relating to 706,215 shares of CCMH Class A Common Stock (the “Purchased Shares”) purchased by Pittman CC LLC, an entity controlled by Mr. Pittman, in November 2010.  The amendment provides that the repurchase rights in the Purchase Agreement will lapse so that CCMH will not be permitted to exercise the repurchase rights and Mr. Pittman shall be deemed vested in all of the Purchased Shares unless Mr. Pittman's employment terminates for any reason before the third anniversary of the effective date of the Purchase Agreement, in which case the repurchase rights and related vesting provisions will be reinstated and may be exercised as follows: (i) 100% of the Purchased Shares that may otherwise be repurchased pursuant to the Purchase Agreement if such termination occurs before the second anniversary of the effective date of the Employment Agreement and (ii) 50% of the Purchased Shares that may otherwise be repurchased pursuant to the Purchase Agreement if such termination occurs on and after the second anniversary of the effective date of the Employment Agreement and before the third anniversary of the effective date of the Purchase Agreement.  The terms of CCMH’s repurchase right will be governed by the Purchase Agreement, except that if Mr. Pittman's employment is terminated by CCMH without Cause or by him with Good Cause prior to the third anniversary of the effective date of the Purchase Agreement and CCMH elects to repurchase any of the Purchased Shares and the repurchase date is the Exit Date (as defined in the Purchase Agreement), the repurchase price would be the number of Purchased Shares to be repurchased multiplied by the higher of (A) the original per share cost of such Purchased Shares, plus interest, compounded quarterly, accruing from November 15, 2010 to the date of repurchase at a rate of four percent (4%) and (B) the fair market value of such shares as of the date his Employment Agreement is terminated.  Mr. Pittman's right to demand that CCMH repurchase a specified number of Purchased Shares as set forth in the Purchase Agreement shall apply in the event that Mr. Pittman’s employment is terminated by CCMH without Cause or by Mr. Pittman for Good Cause.

Option Grant Agreement

    Pursuant to the terms of an Executive Option Agreement (the “Option Agreement”) dated as of October 2, 2011, CCMH granted Mr. Pittman an option to purchase 830,000 shares of CCMH’s Class A common stock with an exercise price equal to $36 per share granted pursuant to, and subject to the terms and conditions of, the Clear Channel 2008 Executive Incentive Plan.  The option will vest in five equal parts on each of the first, second, third, fourth and fifth anniversaries of the date of the grant if Mr. Pittman is employed on each such date.  The option will (i) vest 100% upon a Change of Control (as defined in the Option Agreement) in which CCMH's equity sponsors receive cash as a direct result of such transaction in an amount equal to at least 75% of their equity interests, (ii) vest 100% upon a termination without Cause or for Good Cause within 12 months following a Change of Control that is not described in clause (i) above or (iii) be credited with 12 months of additional vesting upon a termination without Cause or for Good Cause.  In the event of any sale (or exchange) by the Sponsors and their Affiliated Funds  and Affiliates (all terms as defined in the Option Agreement) of all or any part of their equity or other ownership interest in CCMH to an independent third party, Mr. Pittman shall have the right to sell  (or exchange, if applicable) a proportionate number of the shares granted under the Option Agreement, and, to the extent Mr. Pittman elects to participate in such sale (or exchange) on the same basis as the Sponsors and their Affiliated Funds and Affiliates, any of Mr. Pittman’s options that are at the time of such transaction outstanding and unvested shall immediately vest and become exercisable to the extent necessary (after taking into account previously vested options) to participate in such sale (or exchange).  The Option Agreement contains customary confidentiality, non-competition and non-solicitation provisions.

Item 9.01    Financial Statements and Exhibits

Exhibit No.	Document
99.1	Press Release of CC Media Holdings, Inc. dated October 2, 2011 Announcing the Appointment of Robert Pittman as Chief Executive Officer
(Incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of CC Media Holdings, Inc. filed on October 6, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: October 6, 2011	By:	/s/ Scott D. Hamilton
Scott D. Hamilton
Senior Vice President, Chief Accounting Officer and
Assistant Secretary

Exhibit Index

Exhibit No.	Document
99.1	Press Release of CC Media Holdings, Inc. dated October 2, 2011 Announcing the Appointment of Robert Pittman as Chief Executive Officer
(Incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of CC Media Holdings, Inc. filed on October 6, 2011).